THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING THIS PROMISSORY NOTE OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS PROMISSORY NOTE IS NOT A SUITABLE INVESTMENT FOR PERSONS WHO ARE NOT ABLE TO BEAR THE TOTAL LOSS OF THIS INVESTMENT AND HAS ADEQUATE FINANCIAL RESOURCES TO PROVIDE AND MEET ITS FINANCIAL NEEDS.

SECURED NON-NEGOTIABLE PROMISSORY NOTE

$94,087.50	San Diego, California September 25, 2008 Six Pages

FOR VALUE RECEIVED, the undersigned, Green Star Alternative Energy, Inc., a Nevada corporation, with principal address at 1660 Hotel Circle North, Suite 207, San Diego, California 92108 ("Maker") hereby promises to pay Seal Commercial, S.A., with principal address at Eleyftherias 14, 16672, Voula - Atikka, Greece ("Payee") (or at such other place as Payee may designate in writing to Maker), the sum of Ninety-Four Thousand Eighty-Seven Dollars and Fifty Cents ($94,087.50) (U.S.D.) (the "Principal Amount") together with interest thereon, all as provided herein.

1.0 Maturity Date of this Note. This Note shall mature and all amounts due Payee shall be due and payable in full at September 25, 2009 (the "Maturity Date"). At the Maturity Date, the Principal Amount, all unpaid and accrued interest, and all other sums due Payee shall be paid by Maker in full.

2.0 Collateral for this Note. Maker hereby secures this Note (including all amounts due Payee hereunder) and grants Payee an unencumbered claim and interest in and hereby assigns the following to Payee: a first security interest in the Wind Sensors described and listed in Exhibit A attached hereto and incorporated by reference herein (the "Collateral"). Payee's rights and interests to the Collateral described in this Section 2.0 shall continue until Payee has received all amounts due and owing it under this Note. Maker covenants for itself and its heirs that the rights and interests of Payee shall not be abridged, diminished, or otherwise reduced by any attempted transfer or assignment of the Collateral. Any subsequent attempted assignment by Maker of the Collateral shall be void. All of Payee's rights to the Collateral shall be extinguished only upon payment of all funds due Payee under this Note.

3.0 Interest. The Principal Amount of this Note shall bear interest at seven percent (7.00%). In the event that Maker fails to pay the Principal Amount due Payee, Interest shall accrue on the unpaid principal balance, whether by declaration as hereinafter provided or otherwise, and shall be calculated and payable at the annual rate of seven percent (7.00%) per year until paid with all said interest to be due and payable on the Maturity Date. All interest required hereunder shall be calculated on the basis of a year of Three Hundred Sixty-Five (365) days. Notwithstanding anything to the contrary herein, no rate of interest required hereunder shall exceed the maximum rate permitted under applicable law, and in the event any such rate is found to exceed such maximum rate, Maker shall be required to pay only such maximum rate.

Maker has the privilege of prepaying all or any part of this Note, at any time, and from time to time without penalty. Each prepayment shall be applied to the payment of interest and then to principal indebtedness.

The respective rights and obligations arising under or otherwise pertaining to this Note (including, without limitation, the rights of the Payee hereof and the obligations of Maker and all sureties, guarantors, and endorsers of this Note) shall be construed in accordance with and governed by the laws of the State of Nevada, and no defense given or allowed by the law of any other state or nation, or any political unit of either, shall or may be interposed in any action hereon unless such defense is also allowed by the laws of the State of Nevada.

In the event of any failure to pay or make any payment of principal or interest under this Note when due and after the expiration of thirty (30) days thereafter, the entire unpaid principal of this Note and the interest accrued thereon may, at the option of the Payee hereof, be declared due and payable without notice or demand. Presentment for payment, notice of dishonor, and protest are hereby waived by Maker and by any signer, guarantor, or endorser hereof, and each signer, guarantor, and endorser hereby guarantees the payment of this Note according to its terms. No extension of any payment due under this Note shall release Maker or any signer, guarantor, or endorser hereof even if given without their consent, and any reasonable expense of collection, with or without suit, including reasonable attorney's fees, shall be paid by Maker and any other parties liable for the payment of this Note.

Prior to the issuance of this Note to Payee, Payee acknowledges that it has received, from Maker, the following: (1) a copy of the Maker's business plan together with all exhibits and schedules thereto; (2) a copy of Maker's unaudited financial statements as filed with PinkSheets.com; (3) a copy of Maker's Articles of Incorporation and By-Laws; (4) a copy of the resume of the Maker's current officers and directors; and (5) a copy of the Risk Factors listed on Exhibit B attached hereto.

Payee warrants and represents that at all times hereunder: (1) Payee is an Accredited Investor (as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933); (2) Payee is experienced and sophisticated in making investments into small, early-stage companies that have no history of generating revenues or demonstrating any commercial viability of its business plan; (3) Payee has had unrestricted and sufficient access to the Maker's officers for the purpose of asking questions and receiving answers to all said questions regarding the Maker, its financial condition, its plans, and its affairs; (4) Payee has had unrestricted and sufficient access to the Maker's corporate and financial books, records, business plans, stockholder lists, and other internal memoranda regarding the Maker and its internal affairs sufficient to allow Payee to fully appreciate the extent and likely future prospects of Maker; (5) Payee understands that the Secured Promissory Note is a "restricted security" that has not been registered with the U.S. Securities and Exchange Commission and there exists no liquid or other trading market for the Secured Promissory Note and there is no likelihood that any such market will exist in the future; and (6) Payee and the Maker have had a pre-existing business relationship and the offering and sale of the Secured Promissory Note is not the result of any advertising or other general solicitation.

Both the Maker and the Payee acknowledge and agree that each party has had an opportunity to be represented by counsel in connection with the negotiation, preparation, and execution of this Note.

In the event of any dispute that arises out of or is related to the interpretation or enforcement of this Note, the parties agree that all such disputes shall be resolved by binding arbitration under the auspices of the American Arbitration Association in San Diego, California.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

MAKER:
GREEN STAR ALTERNATIVE ENERGY, INC.
BY:_____________________________
ITS:_____________________________

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

Attachment to Secured Promissory Note

EXHIBIT A

LIST AND DESCRIPTION OF COLLATERAL FOR THE NOTE

(List and Location of Wind Sensors as attached)

Attachment to Secured Promissory Note

EXHIBIT B

Green Star Alternative Energy, Inc., a Nevada corporation (the "Company" or "Maker") is an early stage company and is subject to substantial risks. The Company's business organization, limited history, and existing debt obligations on its balance sheet all involve elements of substantial risk. Any purchase of the Company's Secured Promissory Note by the Payee (named in the Note) is subject to substantial and continuing risks and uncertainties in that the rights of the holder will be subject to the claims of the Company's existing and future creditors. In many instances, these risks arise from factors over which the Company will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere, any purchaser of the Company's Secured Promissory Note should also consider the following factors.

1. New Business Venture, Continued Operating Losses & Lack of Operating History. The Company has undertaken steps to enter the energy business. As a result, any purchaser of the Company's Secured Promissory Note is exposed to all of the risks of a new business. In addition, the Company has incurred losses since inception to the present and the Company anticipates that it may well incur significant additional losses in the future as well. The Company has limited operations and only recently entered the energy business and thus it lacks a substantial operating history on which to base its anticipated expense and revenues. There is no assurance that the Company's operations will be successful or that it will be profitable in the future.

2. Uncertainties & Lack of Revenues. The Maker does not have any revenues. There can be no assurance that the Maker will generate revenues, or if it does, that revenues will be sustained or be sufficient for it to achieve profitable operations or positive cash flow. As a result, there can be no assurance that the Maker can avoid default on the Note.

3. Lack of Audited Financial Statements. The Company presently does not have audited financial statements. While the Company anticipates that it will obtain audited financial statements in the future, the lack of audited financial statements limits the ability of an investor to fully evaluate the Company and its current financial condition.

4. Need for Additional Capital & Lack of Underwriter. The Company anticipates that it will require significant additional capital to implement its business plan. Currently, the Company relies upon its officers and their affiliates to provide additional capital to the Company and the Company has not received any commitment from any underwriter, broker-dealer, or other source of financing that the Company will receive the additional capital needed to implement its business plan. For these and other reasons, there can be no assurance that the Company will raise any additional capital or, if it does, that it can raise any capital in the near future or on terms that may be considered reasonable in light of the Company's current circumstances.

5. Limited Managerial and Financial Resources. The Company has two corporate officers each of whom have additional employment commitments. In addition, the Company has limited financial resources. While the Company believes that its managerial resources are sufficient and appropriate for the Company in its current financial circumstances, the lack of additional management and the lack of managerial time when combined with the Company's limited financial resources likely limits the ability of the Company to evaluate opportunities and develop effective strategies.

6. Intense Competition & Small Company. The Maker is entering a business in an industry where there are many large, well-established competitors that possess significantly greater financial and managerial resources than the Maker. Many of these competitors also have significant government and supplier relationships that allow them to exploit opportunities and gain a significant competitive advantage. For these and because of the Maker's small size and lack of resources, the Maker faces intense competition and there can be no assurance that the Maker will successfully implement its business plan or otherwise demonstrate that it can successfully enter the industry.

7. Value of Collateral & Market Uncertainties. The collateral for the Note consists solely of the Wind Sensors listed on Exhibit A. The Company has not given and will not be giving any other collateral or assets to secure its obligations set forth in the Note. Further, no guarantor has or will be giving any third party guaranty that the obligations set forth in the Note will be fully performed. In the event that the Wind Sensors decline in value or if the Wind Sensors become damaged as result of any later events or circumstances and the Company defaults on its obligations to the Payee under the Note, the Payee may incur the total loss of their investment and the Payee may have little or no recourse since the Company has and may have at that time only limited financial resources. As a result, the Payee should be prepared to accept the total loss of its investment.

8. The Note as a HIGH RISK Investment. The Secured Promissory Note to be acquired by Payee is and should be considered, for all purposes, a HIGH RISK investment. The financial condition of Maker, the financial, business, and competitive risks that face Maker and those that Maker will likely continue to face in the future together with other risks and uncertainties of technology and the business environment are all risks that are beyond the control of Maker. As a result, the Payee should be prepared to lose its entire investment.

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